Exhibit 99.1

Williams (NYSE: WMB)
One Williams Center
Tulsa, OK 74172
800-Williams
www.williams.com

DATE: May 7, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Tom Droege	John Porter	Sharna Reingold
(918) 573-4034	(918) 573-0797	(918) 573-2078

Williams Reports First-Quarter 2013 Financial Results, Updated Guidance

—	First-Quarter 2013 Net Income Is $161 Million, $0.23 per Share

—	Adjusted Net Income Down From Year-Ago on 50% Lower NGL Margins and Ethane Rejection; Offset by Higher Olefin Margins, Ethylene Prices, Gathered Volumes and Fee-based Revenues

—	Expecting More Than 60% Growth in 2013 to 2015 Adjusted Segment Profit + DD&A, Supporting Guidance for 20% Annual Cash-Dividend Growth in Same Period

—	Reducing 2013-14 Earnings Guidance Primarily on Prices – Higher Natural Gas, Lower NGLs

—	Waiving Up to $200 million in IDRs to Support Williams Partners as Bridge to Growing Cash Flows Expected from Large Portfolio of Development Projects

Quarterly Summary Financial Information	1Q 2013		1Q 2012
Per share amounts are reported on a diluted basis. All amounts are attributable to The Williams Companies, Inc.	millions	per share	millions	per share
(Unaudited)

Income from continuing operations	$162	$0.23	$287	$0.47
Income (loss) from discontinued operations	(1)	—	136	0.23

Net income	$161	$0.23	$423	$0.70

Adjusted income from continuing operations*	$152	$0.22	$236	$0.39

*	A schedule reconciling income from continuing operations to adjusted income from continuing operations (non-GAAP measures) is available at www.williams.com and as an attachment to this press release.

TULSA, Okla. — Williams (NYSE: WMB) announced unaudited first-quarter 2013 net income attributable to Williams of $161 million, or $0.23 per share on a diluted basis, compared with net income of $423 million, or $0.70 per share on a diluted basis for first-quarter 2012.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 1 of 9

The decline in first-quarter 2013 net income was primarily due to sharply lower natural gas liquid (NGL) margins and related ethane rejection at Williams Partners, as well as the absence of $207 million of income in first-quarter 2012 associated with the sale of certain of the company’s former Venezuela operations, of which $144 million was recorded within discontinued operations.

Higher olefins production margins at Williams Partners partially offset these negative impacts during the first quarter.

Adjusted Income from Continuing Operations

Adjusted income from continuing operations for first-quarter 2013 was $152 million, or $0.22 per share, compared with $236 million, or $0.39 per share for first-quarter 2012.

Lower NGL margins at Williams Partners, including the effects of system-wide ethane rejection, drove the decline in adjusted income from continuing operations during first-quarter 2013. Increased costs, primarily due to higher expenses associated with developing business that Williams Partners acquired in 2012, also contributed to the first-quarter decline. These were partially offset by higher olefins production margins and higher fee-based revenues. There is a more detailed description of the business results later in this press release.

Adjusted income from continuing operations reflects the removal of items considered unrepresentative of ongoing operations and is a non-GAAP measure. A reconciliation to the most relevant GAAP measure is attached to this news release.

CEO Comment

Alan Armstrong, Williams’ president and chief executive officer, made the following comments:

“Despite the headwinds we are facing with low NGL prices and higher natural gas prices, the growth opportunities in our businesses remain tremendous and enable us to project dividend growth of 20 percent annually through 2015. We expect that ongoing tremendous North American energy infrastructure needs will continue to combine with Williams’ unique capabilities to create a continuing robust set of investment opportunities. As such, we have visibility to very strong growth in our businesses and cash flows beyond 2015 as our new investments develop and as we continue to seize many attractive investment opportunities.

“Our large capital investment program continues to be focused on growing our fee-based businesses. The recent run-up in natural gas prices reduces the margin in the commodity-based portion of our businesses. Longer term, we think this higher price will drive greater volumes as producers respond to these more reasonable prices.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 2 of 9

“Our focus continues to be on executing on our wide array of growth opportunities across our businesses. We announced additional growth plans in the first quarter, including a potential joint venture with Boardwalk Pipeline Partners to transport natural gas liquids from the infrastructure-constrained Marcellus and Utica shale plays to the rapidly expanding petrochemical and export complex on the U.S. Gulf Coast. Also in March, we sanctioned construction of a PDH facility in Alberta, Canada, which will allow Williams to significantly increase production of polymer-grade propylene from its Canadian operations.”

Business Segment Results

Williams’ business segments for financial reporting are Williams Partners, Williams NGL & Petchem Services, Access Midstream Partners, and Other.

The Williams Partners segment includes the consolidated results of Williams Partners L.P. (NYSE:WPZ); Williams NGL & Petchem Services includes the results of Williams’ Canadian midstream businesses; and Access Midstream Partners includes the company’s equity earnings from its 50-percent interest in privately held Access Midstream Partners GP, L.L.C. and an approximate 23-percent limited-partner interest in Access Midstream Partners, L.P. (NYSE: ACMP). Prior period segment results have been recast to reflect Williams Partners’ acquisition of Williams’ Gulf Olefins business, which was completed in November 2012.

	1Q
	Segment Profit (Loss)		Adj. Segment Profit (Loss)*
Amounts in millions	2013	2012	2013	2012

Williams Partners	$456	$551	$450	$552
Williams NGL & Petchem Services	36	40	36	40
Access Midstream Partners **	—	—	—	—
Other	(5)	59	(5)	6

Total	$487	$650	$481	$598

*	A schedule reconciling segment profit to adjusted segment profit (non-GAAP measure) is available at www.williams.com and as an attachment to this press release.

**	Segment results for Access Midstream Partners for 2013 includes $17 million of non-cash amortization of the difference between the cost of Williams’ investment and the company’s underlying share of the net assets of Access Midstream Partners.

Williams Partners

Williams Partners is focused on natural gas transportation, gathering, treating, processing and storage; natural gas liquids fractionation; olefins production; and oil transportation.

For first-quarter 2013, Williams Partners reported segment profit of $456 million, compared with $551 million for first-quarter 2012.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 3 of 9

The decline in Williams Partners’ segment profit during first-quarter 2013 is primarily due to a sharp decline in NGL margins from near historic highs in first-quarter 2012. NGL margins declined 50 percent from the first-quarter of 2012 as continued low ethane prices drove system-wide ethane rejection and propane and butane prices also remained at depressed levels.

Higher olefin margins, particularly higher ethylene margins at Geismar, helped mitigate the impact of the lower NGL margins and higher expenses.

Williams Partners	2012				2013
Key Operational Metrics	1Q	2Q	3Q	4Q	1Q	1Q Change
						Year-over-year	Sequential
Fee-based Revenues (millions)	$651	$647	$659	$694	$684	5%	-1%
NGL Margins (millions)	$242	$189	$167	$154	$121	-50%	-21%
Ethane Equity sales (million gallons)	176	166	163	141	23	-87%	-84%
Per-Unit Ethane NGL Margins ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.04	-89%	0%
Non-Ethane Equity sales (million gallons)	132	129	138	138	123	-7%	-11%
Per-Unit Non-Ethane NGL Margins ($/gallon)	$1.36	$1.17	$1.07	$1.08	$0.98	-28%	-9%
Olefin Margins (millions)	$74	$70	$77	$77	$118	59%	53%
Geismar ethylene sales volumes (millions of lbs.)	284	250	263	261	246	-13%	-6%
Geismar ethylene margin ($/pound)	$0.18	$0.20	$0.22	$0.23	$0.37	106%	61%

There is a more detailed description of Williams Partners’ business results in the partnership’s first-quarter 2013 financial results news release, also issued today.

Williams NGL & Petchem Services

Williams NGL & Petchem Services primarily includes Williams’ midstream operations in Canada, including an oil sands offgas processing plant near Fort McMurray, Alberta and an NGL/olefins fractionation facility and butylene/butane splitter facility at Redwater, Alberta.

Williams NGL & Petchem Services reported segment profit of $36 million for first-quarter 2013, compared with $40 million for first-quarter 2012.

Segment profit decreased primarily due to increased operating and maintenance costs, including depreciation related to the Boreal pipeline, which was placed into service June 2012. Product margins remained consistent due to offsetting price and volume variances and fee-based revenues were slightly higher. Lower per-unit NGL product margins were offset by higher sales volumes; whereas higher per-unit propylene product margins were offset by lower sales volumes.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 4 of 9

Access Midstream Partners

The segment results for Access Midstream Partners in the first quarter 2013 included $17 million of equity earnings recognized from Access Midstream Partners, offset by $17 million non-cash amortization of the difference between the cost of William’s investment and the company’s underlying share of the net assets of Access Midstream Partners. Access Midstream Partners, L.P. reported first-quarter adjusted EBITDA of $184.4 million, up 55.7 percent from first-quarter 2012. During first-quarter 2013, Williams received a regular quarterly distribution of $20 million from Access Midstream Partners.

Other

The Other segment benefited from a $53 million gain in 2012 related to the 2010 sale of the company’s Accroven investment in Venezuela. This gain has been excluded from the adjusted segment profit for Other.

Guidance

Williams is lowering its 2013-14 guidance for earnings and cash flows to reflect expected lower NGL processing margins due to higher natural gas price and lower NGL price assumptions and related lower ethane transportation volumes. Additionally, the lower segment profit guidance in 2014 includes changes in assumed in-service dates for certain projects. Partially offsetting these less favorable assumptions are expectations for continued strong olefins margins.

In conjunction with the lower guidance announced for Williams Partners, Williams has agreed to waive incentive distribution rights of up to $200 million over the next four quarters. Williams support is expected to boost Williams Partners cash coverage to .90x for 2013. The IDR waivers provide Williams Partners with short-term cash distribution support as a large platform of growth projects moves toward completion. Williams Partners expects cash coverage of .97x in 2014 and 1.03x in 2015 without the benefit of IDR waivers.

For 2013 through 2015, Williams expects strong cash flow growth from Williams Partners, Williams NGL & Petchem Services and Access Midstream Partners to drive 20 percent annual cash dividend growth.

Capital expenditures included in guidance have been adjusted to reflect recently announced projects including the Canada PDH project and the Three Rivers Midstream joint venture with Shell, as well as a number of additional projects and revisions.

The proposed Bluegrass Pipeline project development costs, capital, earnings and cash flow are not currently reflected in guidance as the project has not been sanctioned at this time.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 5 of 9

Williams’ current commodity price assumptions and the corresponding guidance for its earnings and capital expenditures are displayed in the following table:

Commodity Price Assumptions and Financial
Outlook at Midpoint of Guidance (1)	2013	2014	2015
Commodity Price Assumptions
Ethane ($ per gallon)	$0.28	$0.30	$0.30
Propane ($ per gallon)	$0.96	$1.15	$1.15
Natural Gas - NYMEX ($/MMBtu)	$4.06	$4.25	$4.25
Ethylene Spot ($ per pound)	$0.59	$0.60	$0.60
Propylene Spot ($ per pound)	$0.63	$0.59	$0.62
Crude Oil - WTI ($ per barrel)	$91	$90	$90

NGL to Crude Oil Relationship (2)	36%	39%	39%

Crack Spread ($ per pound) (3)	$0.47	$0.47	$0.47
Composite Frac Spread ($ per gallon) (4)	$0.45	$0.49	$0.49
Capital & Investment Expenditures (millions)
Williams Partners	$3,745	$2,465
Williams NGL & Petchem Services	590	730
Access Midstream Partners (5)	—	—
Other	60	25

Total Capital & Investment Expenditures	$4,395	$3,220	$2,575

Cash Flow from Operations (millions)	$2,100	$3,050	$3,330

Adjusted Segment Profit (millions) (6)
Williams Partners	$1,675	$2,390
Williams NGL & Petchem Services	85	140
Access Midstream Partners	20	83
Other	0	0

Total Adjusted Segment Profit	$1,780	$2,613	$3,200

Adjusted Segment Profit + DD&A (millions) (6)
Williams Partners	$2,465	$3,280
Williams NGL & Petchem Services	120	185
Access Midstream Partners (7)	85	148
Other	20	25

Total Adjusted Segment Profit + DD&A	$2,690	$3,638	$4,345

Adjusted Diluted Earnings Per Share (6)	$0.73	$1.30	$1.55

(1)	Guidance ranges for 2013-14 are available in the Data Book. Guidance ranges and segment information for 2015 will be presented at Analyst Day on May 21.

(2)	Calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(3)	Crack spread is based on Delivered U.S. Gulf Coast Ethylene and Mont Belvieu Ethane.

(4)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.

(5)	Williams expects Access to fund its significant planned capital expenditures and assumes that Williams’ additional investment is limited to maintaining its 50% share of the General Partner’s 2% interest in Access’ LP units.

(6)	Adjusted Segment Profit and Adjusted Diluted EPS are adjusted to remove items considered unrepresentative of ongoing operations and are non-GAAP measures. Adjusted Segment Profit + DD&A is also a non-GAAP measure. Reconciliations to the most relevant GAAP measures are attached to this news release.

(7)	Amortization for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 6 of 9

Annual Analyst Day Meeting Set for May 21

Williams plans to host its annual Analyst Day on Tuesday, May 21. The event will feature in-depth presentations covering all of Williams’ and Williams Partners L.P.’s energy infrastructure businesses. The event is scheduled from 8:30 a.m. to approximately 3 p.m. EDT.

Williams’ Analyst Day will be broadcast live via webcast beginning on May 21 at 8:30 a.m. EDT. Participants can access the webcast at www.williams.com or www.williamslp.com. Slides will be available on the morning of the event on both web sites for viewing, downloading and printing. A replay of the Analyst Day webcast will be available for two weeks following the event at the websites listed above.

First-Quarter 2013 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow

Williams’ first-quarter 2013 financial results package will be posted shortly at www.williams.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from CEO Alan Armstrong.

Williams and Williams Partners L.P. will host a joint Q&A live webcast on Wednesday, May 8, at 9:30 a.m. EDT. A limited number of phone lines will be available at (800) 390-5705. International callers should dial (719) 325-2461. A link to the webcast, as well as replays of the webcast in both streaming and downloadable podcast formats, will be available for two weeks following the event at www.williams.com and www.williamslp.com.

Form 10-Q

The company plans to file its first-quarter 2013 Form 10-Q with the Securities and Exchange Commission this week. Once filed, the document will be available on both the SEC and Williams websites.

Non-GAAP Measures

This press release includes certain financial measures – adjusted segment profit, adjusted segment profit + DD&A, adjusted income from continuing operations (“earnings”) and adjusted earnings per share – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. Adjusted segment profit, adjusted earnings and adjusted earnings per share measures exclude items of income or loss that the company characterizes as unrepresentative of its ongoing operations. Management believes these measures provide investors meaningful insight into the company’s results from ongoing operations.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare a company’s performance. In addition, management believes that these measures provide

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 7 of 9

investors an enhanced perspective of the operating performance of the company and aid investor understanding. Neither adjusted segment profit, adjusted segment profit + DD&A, adjusted earnings, nor adjusted earnings per share measures are intended to represent an alternative to segment profit, net income or earnings per share. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

This press release also includes cash distribution coverage ratios for Williams Partners and adjusted EBITDA for Access Midstream Partners, LP that are non-GAAP financial measures, for which further description and reconciliations to the nearest GAAP measures may be found in Williams Partners’ press release dated May 7, 2013, and ACMP’s press release dated April 30, 2013, respectively.

About Williams (NYSE: WMB)

Williams is one of the leading energy infrastructure companies in North America. It owns interests in or operates 15,000 miles of interstate gas pipelines, 1,000 miles of NGL transportation pipelines, and more than 10,000 miles of oil and gas gathering pipelines. The company’s facilities have daily gas processing capacity of 6.6 billion cubic feet of natural gas and NGL production of more than 200,000 barrels per day. Williams owns approximately 68 percent of Williams Partners L.P. (NYSE: WPZ), one of the largest diversified energy master limited partnerships. Williams Partners owns most of Williams’ interstate gas pipeline and domestic midstream assets. The company’s headquarters is in Tulsa, Okla. More information is available at www.williams.com, where the company routinely posts important information.

# # #

Our reports, filings, and other public announcements may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in service date” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

—	Amounts and nature of future capital expenditures;

—	Expansion and growth of our business and operations;

—	Financial condition and liquidity;

—	Business strategy;

—	Cash flow from operations or results of operations;

—	The levels of dividends to stockholders;

—	Seasonality of certain business components;

—	Natural gas, natural gas liquids and olefins prices, supply and demand.

—	Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 8 of 9

Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

—	Whether we have sufficient cash to enable us to pay current and expected levels of dividends;

—	Availability of supplies, market demand and volatility of prices;

—

Inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

—	The strength and financial resources of our competitors and the effects of competition;

—	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as successfully expand our facilities;

—	Development of alternative energy sources;

—	The impact of operational and development hazards and unforeseen interruptions;

—	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation, and rate proceedings;

—	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

—	Changes in maintenance and construction costs;

—	Changes in the current geopolitical situation;

—	Our exposure to the credit risk of our customers and counterparties;

—	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of capital;

—	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

—	Risks associated with weather conditions and natural phenomena, including climate conditions;

—	Acts of terrorism, including cybersecurity threats and related disruptions;

—	Additional risks described in our filings with the Securities and Exchange Commission.

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on Feb. 27, 2013, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williams.com.

Williams (NYSE:WMB) • First-Quarter 2013 Financial Results • May 7, 2013	Page 9 of 9

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

March 31, 2013

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Adjusted Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$287	$133	$152	$151	$723	$162

Income (loss) from continuing operations—diluted earnings per common share	$0.47	$0.21	$0.25	$0.23	$1.15	$0.23

Adjustments:

Williams Partners
Acquisition and transition-related costs	$—	$19	$4	$2	$25	$—
Loss related to Eminence storage facility leak	1	—	1	—	2	—
Impairment of certain assets	—	—	6	—	6	—
Share of impairments at equity method investee	—	—	—	5	5	—
Loss due to Geismar furnace fire	—	—	4	1	5	—
Gain on sale of certain assets	—	(6)	—	—	(6)	—
Litigation settlement gain	—	—	—	—	—	(6)

Total Williams Partners adjustments	1	13	15	8	37	(6)

Other
Gain from Venezuela investment	(53)	—	—	—	(53)	—

Total Other adjustments	(53)	—	—	—	(53)	—

Adjustments included in segment profit (loss)	(52)	13	15	8	(16)	(6)

Adjustments below segment profit (loss)
Reorganization-related costs	—	6	6	12	24	2
Gain from Venezuela investment—related interest—Other	(10)	—	—	—	(10)	—
Interest income on note receivable from sale of Venezuela assets—Other	—	(3)	(2)	(2)	(7)	(13)
Allocation of adjustments to noncontrolling interests	—	(6)	(5)	(5)	(16)	5

	(10)	(3)	(1)	5	(9)	(6)

Total adjustments	(62)	10	14	13	(25)	(12)
Less tax effect for above items	11	(6)	(6)	(5)	(6)	1

Adjustments for tax-related items	—	1	1	1	3	1

Adjusted income from continuing operations available to common stockholders	$236	$138	$161	$160	$695	$152

Adjusted diluted earnings per common share [1]	$0.39	$0.22	$0.25	$0.25	$1.11	$0.22

Weighted-average shares—diluted (thousands)	600,520	626,620	632,019	642,527	625,486	687,143

[1]	Interest expense, net of tax, associated with our convertible debentures has been added back to adjusted income from continuing operations available to common stockholders to calculate adjusted diluted earnings per common share.

Note: The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Consolidated Statement of Income

(UNAUDITED)

	2012					2013
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$677	$667	$675	$710	$2,729	$706
Product sales	1,342	1,179	1,077	1,159	4,757	1,104

Total revenues	2,019	1,846	1,752	1,869	7,486	1,810

Costs and expenses:
Product costs	957	900	771	868	3,496	790
Operating and maintenance expenses	230	275	261	261	1,027	260
Depreciation and amortization expenses	168	181	196	211	756	210
Selling, general and administrative expenses	129	149	137	156	571	132
Other (income) expense - net	8	9	14	(7)	24	(8)

Total costs and expenses	1,492	1,514	1,379	1,489	5,874	1,384

Equity earnings (losses)	31	27	30	23	111	18
Income (loss) from investments	52	(1)	—	(2)	49	(1)
General corporate expenses	40	50	43	55	188	44

Total segment profit (loss)	650	408	446	456	1,960	487

Reclass equity earnings (losses)	(31)	(27)	(30)	(23)	(111)	(18)
Reclass income (loss) from investments	(52)	1	—	2	(49)	1
Reclass general corporate expenses	(40)	(50)	(43)	(55)	(188)	(44)

Operating income (loss)	527	332	373	380	1,612	426
Equity earnings (losses)	31	27	30	23	111	18
Interest incurred	(141)	(140)	(140)	(147)	(568)	(152)
Interest capitalized	10	12	11	26	59	24
Other investing income—net	69	3	3	2	77	13
Other income (expense)—net	(4)	3	—	(1)	(2)	(2)

Income (loss) from continuing operations before income taxes	492	237	277	283	1,289	327
Provision (benefit) for income taxes	133	71	77	79	360	96

Income (loss) from continuing operations	359	166	200	204	929	231
Income (loss) from discontinued operations	136	(1)	3	(2)	136	(1)

Net income (loss)	495	165	203	202	1,065	230
Less: Net income attributable to noncontrolling interests	72	33	48	53	206	69

Net income (loss) attributable to The Williams Companies, Inc.	$423	$132	$155	$149	$859	$161

Amounts attributable to The Williams Companies, Inc.:
Income (loss) from continuing operations	$287	$133	$152	$151	$723	$162
Income (loss) from discontinued operations	136	(1)	3	(2)	136	(1)

Net income (loss)	$423	$132	$155	$149	$859	$161

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.47	$0.21	$0.25	$0.23	$1.15	$0.23
Income (loss) from discontinued operations	0.23	—	—	—	0.22	—

Net income (loss)	$0.70	$0.21	$0.25	$0.23	$1.37	$0.23

Weighted-average number of shares used in computations (thousands)	600,520	626,620	632,019	642,527	625,486	687,143

Common shares outstanding at end of period (thousands)	595,271	626,563	627,093	681,310	681,310	682,591
Market price per common share (end of period)	$30.81	$28.82	$34.97	$32.74	$32.74	$37.46

Common dividends per share	$0.25875	$0.300	$0.3125	$0.325	$1.19625	$0.33875

Note: The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of GAAP “Segment Profit (Loss)” to Non-GAAP “Adjusted Segment Profit (Loss)” and “Adjusted Segment Profit + DD&A”

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Segment profit (loss):

Williams Partners	$551	$391	$429	$441	$1,812	$456
Williams NGL & Petchem Services	40	16	16	27	99	36
Access Midstream Partners	—	—	—	—	—	—
Other	59	1	1	(12)	49	(5)

Total segment profit (loss)	$650	$408	$446	$456	$1,960	$487

Adjustments:

Williams Partners	$1	$13	$15	$8	$37	$(6)
Williams NGL & Petchem Services	—	—	—	—	—	—
Access Midstream Partners	—	—	—	—	—	—
Other	(53)	—	—	—	(53)	—

Total segment adjustments	$(52)	$13	$15	$8	$(16)	$(6)

Adjusted segment profit (loss):

Williams Partners	$552	$404	$444	$449	$1,849	$450
Williams NGL & Petchem Services	40	16	16	27	99	36
Access Midstream Partners	—	—	—	—	—	—
Other	6	1	1	(12)	(4)	(5)

Total adjusted segment profit (loss)	$598	$421	$461	$464	$1,944	$481

Depreciation and amortization (DD&A):

Williams Partners	$159	$171	$185	$199	$714	$199
Williams NGL & Petchem Services	4	3	6	7	20	7
Access Midstream Partners	—	—	—	—	—	17 *
Other	5	7	5	5	22	4

Total depreciation and amortization	$168	$181	$196	$211	$756	$227 *

Adjusted segment profit (loss) + DD&A

Williams Partners	$711	$575	$629	$648	$2,563	$649
Williams NGL & Petchem Services	44	19	22	34	119	43
Access Midstream Partners	—	—	—	—	—	17
Other	11	8	6	(7)	18	(1)

Total adjusted segment profit (loss) + DD&A	$766	$602	$657	$675	$2,700	$708

*	DD&A adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Note: Segment profit (loss) includes equity earnings (losses) and income (loss) from investments reported in other investing income—net in the Consolidated Statement of Income. Equity earnings (losses) results from investments accounted for under the equity method. Income (loss) from investments results from the management of certain equity investments.

Williams Partners

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Service revenues	$673	$664	$668	$704	$2,709	$701
Product sales	1,295	1,153	1,049	1,114	4,611	1,055

Total revenues	1,968	1,817	1,717	1,818	7,320	1,756
Segment costs and expenses:
Product costs	974	907	781	864	3,526	798
Operating and maintenance expenses	220	264	252	251	987	246
Depreciation and amortization expenses	159	171	185	199	714	199
Selling, general, and administrative expenses	88	99	90	92	369	81
Other (income) expense—net	6	12	10	(5)	23	(6)

Total segment costs and expenses	1,447	1,453	1,318	1,401	5,619	1,318
Equity earnings	30	27	30	24	111	18

Reported segment profit	551	391	429	441	1,812	456
Adjustments	1	13	15	8	37	(6)

Adjusted segment profit	$552	$404	$444	$449	$1,849	$450

Operating statistics
Interstate Transmission
Throughput (Tbtu)	927.0	779.5	818.6	907.5	3,432.6	1,046.6
Avg. daily transportation volumes (Tbtu)	10.2	8.5	8.9	9.9	9.4	11.6
Avg. daily firm reserved capacity (Tbtu)	11.7	11.6	11.7	12.0	11.7	12.3

Gathering and Processing*
Gathering volumes (Tbtu)	382	402	413	419	1,616	405
Plant inlet natural gas volumes (Tbtu)	405	403	415	422	1,645	389

Ethane equity sales (million gallons)	176	166	163	141	646	23
Non-ethane equity sales (million gallons)	132	129	138	138	537	123

NGL equity sales (million gallons)	308	295	301	279	1,183	146

Ethane margin ($/gallon)	$0.36	$0.22	$0.12	$0.04	$0.19	$0.04
Non-ethane margin ($/gallon)	$1.36	$1.17	$1.07	$1.08	$1.17	$0.98
NGL margin ($/gallon)	$0.79	$0.64	$0.55	$0.55	$0.64	$0.83

Ethane production (million gallons)	438	401	402	361	1,602	160
Non-ethane production (million gallons)	365	375	400	423	1,563	368

NGL production (million gallons)	803	776	802	784	3,165	528

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	284	250	263	261	1,058	246
Geismar ethylene margin ($/lb)	$0.18	$0.20	$0.22	$0.23	$0.21	$0.37

Equity investments—100%
Discovery NGL equity sales (million gallons)	20	16	17	19	72	19
Discovery NGL production (million gallons)	71	62	58	69	260	63
Laurel Mountain gathering volumes (Tbtu)	15	16	22	27	80	27
Overland Pass NGL transportation volumes (Mbbls)	13,968	12,843	12,527	11,904	51,242	7,402

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Williams NGL & Petchem Services

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenues:
Fee-based revenues	$—	$—	$2	$3	$5	$2
Olefin and NGL production sales	89	50	60	75	274	88

Total revenues	89	50	62	78	279	90

Segment costs and expenses:
Olefin and NGL production cost of goods sold	29	18	22	29	98	31
Operating and maintenance expenses	8	8	8	7	31	12
Selling, general and administrative expenses	5	6	6	9	26	4
Depreciation and amortization expenses	4	3	6	7	20	7
Other (income) expense—net	3	(1)	4	(1)	5	—

Total segment costs and expenses	49	34	46	51	180	54

Reported segment profit	40	16	16	27	99	36

Adjusted segment profit	$40	$16	$16	$27	$99	$36

Operating statistics
Canadian propylene sales volumes (million lbs)	41	30	42	40	153	35
Canadian NGL sales volumes (million gallons)*	47	26	39	53	165	55

* NGL products include: propane, normal butane, isobutane/butylene (butylene), and condensate.

Access Midstream Partners (UNAUDITED)
	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Equity earnings						$17
Less: Amortizations of equity investment basis differences						17

Total equity earnings						—

Distributions received						20

Capital Expenditures and Investments

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures:
Williams Partners	$260	$524	$665	$663	$2,112	$608
Williams NGL & Petchem Services	64	65	62	203	394	100
Other	5	4	3	11	23	5

Total*	$329	$593	$730	$877	$2,529	$713

Purchase of businesses:
Williams Partners	$325	$1,724	$—	$—	$2,049	$—

Total	$325	$1,724	$—	$—	$2,049	$—

Purchase of investments:
Williams Partners	$48	$136	$98	$189	$471	$93
Other	—	—	—	2,180	2,180	—

Total	$48	$136	$98	$2,369	$2,651	$93

Summary:
Williams Partners	$633	$2,384	$763	$852	$4,632	$701
Williams NGL & Petchem Services	64	65	62	203	394	100
Other	5	4	3	2,191	2,203	5

Total	$702	$2,453	$828	$3,246	$7,229	$806

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$371	$628	$785	$971	$2,755	$732
Purchase of businesses	325	1,724	—	—	2,049	—
Purchase of investments	48	136	98	2,369	2,651	93

Total	$744	$2,488	$883	$3,340	$7,455	$825

*Increases to property, plant, and equipment	$371	$628	$785	$971	$2,755	$732
Changes in related accounts payable and accrued liabilities	(42)	(35)	(55)	(94)	(226)	(19)

Capital expenditures	$329	$593	$730	$877	$2,529	$713

Depreciation and Amortization and Other Selected Financial Data

(UNAUDITED)

	2012					2013
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Depreciation and amortization:
Williams Partners	$159	$171	$185	$199	$714	$199
Williams NGL & Petchem Services	4	3	6	7	20	7
Other	5	7	5	5	22	4

Total	$168	$181	$196	$211	$756	$210

Other selected financial data:
Cash and cash equivalents	$1,100	$679	$996	$839	$839	$702
Total assets	$17,790	$20,267	$21,263	$24,327	$24,327	$24,816
Capital structure:
Debt
Current	$329	$4	$2	$1	$1	$1
Noncurrent	$8,366	$9,033	$9,512	$10,735	$10,735	$10,610
Stockholders’ equity	$2,622	$2,961	$3,092	$4,752	$4,752	$4,795
Debt to debt-plus-stockholders’ equity ratio	76.8%	75.3%	75.5%	69.3%	69.3%	68.9%

2013 Forecast Guidance—Reported to Adjusted

	May 7 Guidance
	Reported	Adjustment	Adjusted
(Dollars in millions, except earnings per share)	Low — High	Items	Low — High
Segment profit	$1,666 — $1,906	$(6)	$1,660 — $1,900

Net interest expense	(525) — (535)	—	(525) — (535)

General corporate/other/rounding	(144) — (154)	(11)	(155) — (165)

Pretax income	997 — 1,217	(17)	980 — 1,200

Provision for income tax	(277) — (362)	2	(275) — (360)

Income from continuing operations	$720 — $855	$(15)	$705 — $840

Net income attributable to noncontrolling interests	(265) — (295)	5	(260) — (290)

Amounts attributable to Williams:

Income from continuing operations	$455 — $560	$(10)	$445 — $550

Diluted EPS	$0.66 — $0.81		$0.65 — $0.80

Segment Profit Guidance—Reported to Adjusted

	2013 Guidance	2014 Guidance	2015 Guidance
(Dollars in millions)	Midpoint	Midpoint	Midpoint
Reported segment profit:
Williams Partners (WPZ)	$1,681	$2,390
NGL & Petchem Services	85	140
Access Midstream Partners	20	83
Other	—	—

Total Reported segment profit	$1,786	$2,613	$3,200

Adjustments:
Total Williams Partners adjustments	$(6)
Total NGL & Petchem Services adjustments
Total Access Midstream Partners adjustments
Total Other adjustments

Total Adjustments	$(6)	$—	$—

Adjusted segment profit:
Williams Partners (WPZ)	$1,675	$2,390
NGL & Petchem Services	85	140
Access Midstream Partners	20	83
Other	—	—

Total Adjusted segment profit	$1,780	$2,613	$3,200

Depreciation and amortization (DD&A):
Williams Partners (WPZ)	$790	$890
NGL & Petchem Services	35	45
Access Midstream Partners*	65	65
Other	20	25

Total depreciation and amortization	$910	$1,025	$1,145

* Amortization adjustment for Access Midstream Partners reflects the amortization of the basis difference between Williams’ investment and its proportional share of the underlying net assets.

Adjusted segment profit + DD&A
Williams Partners (WPZ)	$2,465	$3,280
NGL & Petchem Services	120	185
Access Midstream Partners	85	148
Other	20	25

Total adjusted segment profit + DD&A	$2,690	$3,638	$4,345

Reconciliation of Forecasted Reported Income from Continuing Operations to Adjusted Income from Continuing Operations

	2013 Guidance	2014 Guidance
(Dollars in millions, except earnings per share)	Midpoint	Midpoint

Reported income from continuing operations	$508	$900

Adjustments—pretax	(12)	—

Less taxes	2	—

Adjustments—after tax	(10)	—
Adjusted income from continuing ops	$498	$900

Adjusted diluted EPS	$0.73	$1.30

Note: All amounts attributable to Williams